EXHIBIT A

                        TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/TRANSAMERICA SERIES TRUST
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

                        Form For Rule 17e-l Transaction

  (to be attached to confirmation of agency trades with An Affiliated Broker)

Transamerica MS Capital Growth           SEE ATTACHED
-------------------------------------    -------------------------------------
Name of Fund                             Date of Trade

SEE ATTACHED                                 BIDS
-------------------------------------    -------------------------------------
Security                                 Name of Affiliated Broker

  $67.40                                     $0.004
-------------------------------------    -------------------------------------
Total Commission                         Unit Cost of Commission (i.e., per
                                         share charge)

   In determining whether the commissions paid by the Fund were reasonable and fair compared to commissions charged by other brokers, the following information was used:

a. Commission charged by the Affiliated Broker during the same period to other clients/1/: $0.004 - $0.020

b. Commissions being charged during this time period by unaffiliated broker-dealers for comparable transactions: $0.020 - $0.035

c. Other information considered:

d. Comments, including explanation of any material differences between commissions reported under paragraphs a and b, above and those charged to the Fund for the reported transaction:

/s/ Kelly Daniels
-----------------------------
Kelly Daniels, Vice President

/1/ Rate reflects commission charged to other MSIM clients by the affiliated broker.

                                   EXHIBIT B

                        TRANSAMERICA IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

             Quarterly Report to the Boards of Directors/Trustees
                Regarding Transactions with Affiliated Brokers

                        for quarter ended June 30, 2013

Name of Fund: Transamerica MS Capital Growth

Total broker-dealer commissions paid by the Fund during quarter: $174,831.81

Total compensation paid by the Fund to each Affiliated Broker during quarter:

   Name of Affiliated Broker: BIDS

   Total compensation to that Affiliated Broker: $67.40

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

Comments:

Attached hereto are reports on individual transactions comprising these totals.

The undersigned certifies that these transactions were effected in compliance with the Fund's Procedures regarding payments of brokerage commissions to Affiliated Brokers under Section 17(e) and Rule 17e-1.

/s/ Sherri Cohen                         7/11/13
----------------------------------       ----------------------------------
Sherri Cohen                             Date
Managing Director

                                  RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                     FOR THE QUARTER ENDING: June 30, 2013

Rule 17e-1 Form (Affiliated Broker Transactions)
------------------------------------------------

                                                                                                 Broker
                  Affiliated                                                                   Commission
                    Broker        Trade                                                         Cost Per    Total       Total
Client Name          Name         Date    Transaction Symbol  Security Name    Shares  Price     Share    Commission    Cost
-----------       ----------    --------- ----------- ------ ----------------- ------ -------- ---------- ---------- -----------
Transamerica MS     BIDS (MLCO)  5/6/2013    Buy      PGRUS   ARCH CAP GROUP    1,088 $53.0250  $0.0040     $ 4.35   $ 57,712.96
  Capital Growth                                                 LTD ORD
Transamerica MS     BIDS (MLCO)  5/6/2013    Sell     MSIUS     BROOKFIELD      1,031 $38.7500  $0.0040     $ 4.12   $ 39,929.73
  Capital Growth                                             ASSET MANAGE-CL
                                                                    A
Transamerica MS     BIDS (MLCO) 5/21/2013    Buy      MSCIUS   MEAD JOHNSON       527 $80.7700  $0.0040     $ 2.11   $ 42,576.33
  Capital Growth                                               NUTRITION CO
Transamerica MS     BIDS (MLCO) 5/22/2013    Sell     VRSKUS      VERISK          226 $60.8250  $0.0040     $ 0.90   $ 13,741.69
  Capital Growth                                             ANALYTICS INC-CL
                                                                    A
Transamerica MS     BIDS (MLCO) 5/23/2013    Buy       YNDX    MEAD JOHNSON       205 $82.8100  $0.0040     $ 0.82   $ 16,980.15
  Capital Growth                                               NUTRITION CO
Transamerica MS     BIDS (MLCO) 5/23/2013    Buy      MSCIUS   MEAD JOHNSON     1,232 $83.7419  $0.0040     $ 4.93   $103,194.66
  Capital Growth                                               NUTRITION CO
Transamerica MS     BIDS (MLCO) 5/23/2013    Buy       FBUS    MEAD JOHNSON       347 $84.4750  $0.0040     $ 1.39   $ 29,319.76
  Capital Growth                                               NUTRITION CO
Transamerica MS     BIDS (MLCO) 5/23/2013    Buy      LNKDUS   MEAD JOHNSON       325 $84.4800  $0.0040     $ 1.30   $ 27,462.50
  Capital Growth                                               NUTRITION CO
Transamerica MS     BIDS (MLCO) 5/23/2013    Sell     UPLUS       VERISK          458 $59.9450  $0.0040     $ 1.83   $ 27,445.17
  Capital Growth                                             ANALYTICS INC-CL
                                                                    A
Transamerica MS     BIDS (MLCO) 5/24/2013    Buy      TSLAUS   ATHENAHEALTH       395 $84.0000  $0.0040     $ 1.58   $ 33,187.90
  Capital Growth                                                   INC
Transamerica MS     BIDS (MLCO) 5/24/2013    Sell     UPLUS       VERISK          137 $59.1550  $0.0040     $ 0.55   $  8,101.35
  Capital Growth                                             ANALYTICS INC-CL
                                                                    A
Transamerica MS     BIDS (MLCO) 5/29/2013    Buy      TSLAUS   MEAD JOHNSON       782 $84.3530  $0.0040     $ 3.13   $ 65,979.69
  Capital Growth                                               NUTRITION CO
Transamerica MS     BIDS (MLCO) 5/30/2013    Buy      UPLUS    GROUPON INC      1,116 $ 7.4750  $0.0040     $ 4.46   $  8,364.42
  Capital Growth
Transamerica MS     BIDS (MLCO) 5/31/2013    Buy      TSLAUS   GROUPON INC        788 $ 7.6350  $0.0040     $ 3.15   $  6,032.14
  Capital Growth
Transamerica MS     BIDS (MLCO)  6/3/2013    Buy      VRXUS  SIRIUS XM RADIO    8,193 $ 3.4800  $0.0040     $32.77   $ 28,675.50
  Capital Growth                                                   INC
                                                                  TOTAL        16,850                       $67.40   $508,703.95

/s/ Kelly Daniels
------------------------------------
Name: Kelly Daniels
Title: Vice President - Compliance
Morgan Stanley Investment Management, Inc.

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